EXHIBIT 3.2
                                     BYLAWS
                                       OF
                            ANTICLINE URANIUM, INC.,
                              A Nevada corporation


                               ARTICLE I - OFFICES

     Section 1.   Home Office.   The principal office of the Corporation shall
be located in the City of Salt Lake, County of Salt Lake, State of Utah, and it shall also maintain an office in Carson City, Nevada, the state of its incorporation. The Corporation may have such other offices, either within or without the state of Utah or Nevada, as the Board of Directors may designate or as the business of the Corporation may require.

                            ARTICLE II - SHAREHOLDERS

     Section 1.   Annual Meeting.   A meeting of the shareholders of the
Corporation for the election of directors and for the transaction of any other business of the Corporation may be held annually within 180 days after the end of the Corporation's fiscal year which is December 31, or at such other date and time as the Board of Directors may determine.

     Section 2.   Special Meetings.   Special meetings of the shareholders for
any purpose or purposes may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors, and shall be called by the Chairman of the Board, the President, or the Secretary upon the written request of the holders of not less than twenty-five (25%) of all of the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the principal office of the Corporation, addressed to the Chairman of the Board, the President, or the Secretary.

     Section 3.   Place of Meetings.   All annual and special meetings of
shareholders shall be held at the place where the Corporation's executive offices are located or at such other place as the Board of Directors may determine.

     Section 4.   Conduct of Meetings.   Annual and special meetings of
shareholders shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by applicable regulations or these bylaws. The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.



          Section 5.   Notice of Meetings.   Written notice stating the place,
     day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the Directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address appearing in the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 20 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

          Section 6.   Fixing of Record Date.   For the purpose of determining
     shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall not be more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

          Section 7.   Wavier of Notice.   Whenever notice is required to be
     given by these bylaws, the articles of incorporation, or any State or Federal law or regulation, a written waiver of such notice, signed by the person (s) entitled thereto, whether before or after the time therein stated, shall be equivalent of notice.

          Section 8.   Voting Lists.   At least 20 days before each meeting of
     the shareholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 says prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any such meeting of shareholders.

          Section 9.   Quorum.   A majority of the outstanding shares of the
     Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to cause less than a quorum to be present.

          Section 10.   Proxies.   At all meetings of shareholders, a
     shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid beyond eleven months from the date of its execution except for a proxy coupled with an interest or as otherwise provided under Nevada law.

          Section 11. Voting of shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

          Section 12.   Voting of Shares by Certain Holders.   Shares standing
     in the name of another corporation, partnership or unincorporated business trust may be voted by an officer, agent, partner or proxy holder as the bylaws, partnership agreement or trust declaration of such corporation, partnership or unincorporated business trust may prescribe, or, in the absence of such provision, as the Board of Directors, partners or trustees of such corporation, partnership or unincorporated business trust may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by them, either in person or by proxy, without a transfer of such shares into their name. Shares outstanding in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without a transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Section 13.   Voting.   Each shareholder entitled to vote in
     accordance with the terms and provisions of the Articles of Incorporation and these bylaws shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, upon the terms and conditions of the Articles of Incorporation. Upon the demand of any shareholder, the vote for Directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation.

          Section 14.   Order of Business.   The order of business at all
     meetings of the shareholders shall be as follows:

          a.   Roll Call
          b.   Proof of notice of meeting or waiver of notice
          c.   Reading of minutes of preceding meeting
          d.   Reports of officers
          e.   Reports of committees
          f.    Election of Directors
          g.   Unfinished business
          h.   New business

                        ARTICLE III - BOARD OF DIRECTORS

           Section  1.    General  Powers.   The business  and  affairs  of  the
     Corporation
     shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and President from among its members and shall designate, when present, either the Chairman of the Board or the President, to preside at its meetings.

          Section 2.   Number and Term.   The Board of Directors shall consist
     of two (2) directors and may be increased or decreased consistent with the Nevada law by the Board of Directors at a regular or special meeting, but shall not be decreased to less than two (2) directors, nor increased beyond seven (7) directors.

          Section 3.   Regular Meetings.   Regular meetings of the Board of
     Directors shall be held at such times and places, either within or without the State of Nevada, as the Board of Directors may designate; and, without other notice than this bylaw, immediately after and at the same place as the annual meeting of the shareholders. The Board of Directors may provide in advance, by resolution, the time and place for the holding of regular meetings without notice other than such resolution.

          Section 4.   Special Meetings.   Special meetings of the Board of
     Directors may be called by or at the request of the Chairman of the Board, the President, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place within or without the State of Nevada.

          Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participations shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 11 of this Article.

          Section 5.   Notice.   Written notice of any special meeting shall be
     given to each director at least two (2) days prior thereto when delivered personally or by telegram, or at least five (5) days prior thereto when delivered by mail, at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed with postage prepaid, if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of such meeting.

          Section 6.   Quorum.   A majority of the number of directors fixed by
     Section 2 of this Article III, as adjusted by action of the Board of Directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

          Section 7.   Manner of Acting.   The act of the majority of the
     directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation or by these bylaws.

          Section 8.   Action Without a Meeting.   Any action required or
     permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

          Section 9.   Resignation.   Any director may resign at any time by
     sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board or the President.
     Unless otherwise specified, such resignation shall take effect upon receipt by the Chairman of the Board or the President. More than three consecutive absences from regular meetings of the Board of Directors may, by resolution of the Board of Directors, constitute a resignation, effective when the Board of Directors adopts such resolution.

          Section 10.   Vacancies.   Any vacancy occurring on the Board of
     Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

          Section 11.   Compensation.   Directors, as such, may receive a stated
     salary for their services. By resolution of the Board of directors, a reasonable sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

          Section 12.   Presumption of Assent.   A director of the Corporation
     who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless such person shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 13.   Removal of Directors.   At a meeting of shareholders
     called for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

          Section 14.   Liability of Directors.   Except as hereinafter provided
     in this Section 14, no person serving as a director of the Corporation shall have any personal liability for monetary damages respecting any claims of, or in behalf of the corporation or its shareholders based on any failure, or alleged failure, to discharge the person's fiduciary obligations as a director or as a member of an executive committee of the Board of Directors. The foregoing limitation shall not apply to instances where the director is adjudged, by a court of competent, to have committed:

               a. A breach of the director's duty of loyalty to the Corporation or its shareholders;

               b. Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

               c. Any act resulting in a transaction from which the director derived an improper benefit such as usurping a corporate opportunity or some other act of self-dealing adjudged to be at the corporation's expense.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

          Section 1.   Appointment.   The Board of Directors, by resolution
     adopted by a majority of the full board, may designate the chief officer, two or more of the other directors, and one or more senior officers, to constitute an executive committee. The designation of any committee pursuant of this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

          Section 2.   Authority.   The executive committee, when the Board of
     Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Corporation; recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

          Section 3.   Tenure.   Subject to the provisions of Section 8 of this
     Article IV, each member of the executive committee shall hold office until the earlier of the first regular meeting of the Board of Directors held after the annual meeting of shareholders next occurring or until a successor is designated as a member of the executive committee.

          Section 4.   Meetings.   Regular meetings of the executive committee
     may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to
     any member thereof who attends in person.      The notice of a meeting of
     the executive committee need not state the business proposed to be transacted at the meeting.

          Section 5.   Quorum.   A majority of the members of the executive
     committee shall constitute a quorum for the transaction of business at any meeting thereof. Any action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

          Section 6.   Action Without a Meeting.   Any action required or
     permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the members of the executive committee.

          Section 7.   Vacancies.   Any vacancy in the executive committee may
     be filled by a resolution adopted by a majority of the full Board of Directors.

          Section 8.   Resignations and Removal.   Any member of the executive
     committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt, the acceptance of which shall not be necessary to make it effective.

          Section 9.   Procedure.   The executive committee shall elect a
     presiding officer from its members and may fix its own rules or procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors at the next Board meeting held after the proceedings shall have occurred.

          Section 10.   Other Committees.   The Board of Directors may by
     resolution establish an audit, loan, or other committee composed of directors and executive officers as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and it may prescribe the duties, constitution and procedures thereof.

                              ARTICLE V - OFFICERS

          Section 1.   Positions.   The officers of the Corporation shall be a
     president, one or more vice presidents, if desirable, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The president shall be the chief executive officer, unless the Board of Directors designates the Chairman of the Board as chief executive officer. The president may also serve as a director of the Corporation. The same person may hold the offices of the secretary and the treasurer and a vice president may also be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority to perform such duties as the Board of Directors from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

          Section 2.   Election and Term of Office.   The officers of the
     Corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinabove provided.
     Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer but such contract shall not impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

          Section 3.   Removal.   Any officer nay be removed by the Board of
     Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause shall be without prejudice to the contractual rights, if any, of the person so removed.

          Section 4.   Vacancies.   A vacancy in any office because of death,
     resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

          Section 5.   Remuneration.   The remuneration of the officers shall be
     fixed from time to time by the Board of Directors.

          Section 6.   Indemnification of Directors, Officers, Employees and
     Agents.

          6.01.     a.   For the purposes of Sections 6(c) to 6(k), inclusive,
     of these bylaws "agent" means any person who is or was a director, officer, employee, or other agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise.

               b. For the purposes of Sections 6(c) to 6(k), inclusive, of these bylaws "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include without limitation, attorney's fees and any expenses of establishing a right to indemnification under Section 6(c) or paragraph (iii) of Section 6(f).

               c. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

               d. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. No indemnification shall be made under this paragraph, however:

            (i) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation, unless and only to the extent that the court in which such proceeding was or is pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

            (ii) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

            (iii) Of expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.

               e. To the extent that an agent of this Corporation has been successful on the merits in the defense of any proceeding referred to in
     Section 6(c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

               f. Except as provided in Section 6(e), any indemnification under Sections 6(c) to 6(i), inclusive, of these bylaws shall be made by the Corporation only if authorized in the specific case, on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 6(c) by:

               (i) A majority of a quorum consisting of directors who are not parties to such proceeding;

               (ii) Approval of the shareholders with the shares owned beneficially by the person to be indemnified not being entitled to vote thereon; or

               (iii) Approval of the court in which such proceeding is or was pending, on application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application made by the agent, attorney or other person is opposed by the Corporation.

               g. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in Sections 6(c) to 6(k), inclusive, of these bylaws.

               h. No provisions made by this Corporation to indemnify its (or its subsidiary's) directors or officers for the defense of any proceeding shall be valid unless consistent with Sections 6(a) to 6(k), inclusive, of these bylaws. Nothing in this section shall, however, affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

               i. No indemnification or advance shall be made under Sections 6(c) to 6(g), inclusive, of these bylaws except as provided in paragraph
     (i) of Section 6(d), Section 6(e) or paragraph (iii) of Section 6(f), in any circumstances where it appears:

               (i) That it would be inconsistent with a provision of the Articles, these bylaws, a resolution of the shareholders, or any agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

               (ii) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

               j. The Corporation shall have power to purchase and maintain insurance on behalf of any agent against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have power to indemnify the agent against such liability under the provisions of Sections 6(a) to 6(i), inclusive, of these bylaws.

               k. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors serving at the pleasure of the Board, to investigate any application for indemnification or advancement of expenses under Section 6 of these bylaws, and render such reports, findings and determinations to the Corporation's Board of Directors as the members of such committee deem necessary.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1.   Contracts.   To the extent permitted and except as
     otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances.

          Section 2.   Loans.   No loans shall be contracted on behalf of the
     Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

          Section 3.   Checks, Drafts, Etc.   All checks, drafts, or other
     orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

          Section 4.   Deposits.   All funds of the Corporation not otherwise
     employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board of Directors may select.

     ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

          Section 1.   Certificates for Shares.   Certificates representing
     shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president, chief executive officer or by any other officer of the Corporation authorized by the Board of Directors, attested by the secretary, and sealed with the corporate seal or facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

          Section 2.   Transfer of Shares.   Transfer of shares of capital stock
     of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

                    ARTICLE VIII - FISCAL YEAR; ANNUAL AUDIT

          The fiscal year of the Corporation shall end on the thirty-first
     (31st) day of December of each year. If required by the Directors, the Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

                             ARTICLE IX - DIVIDENDS

          Subject to the terms of the Corporation's Articles of Incorporation and applicable laws, the Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

          The Board of Directors may provide a Corporation seal but it is not required to do so.

                             ARTICLE XI - AMENDMENTS

          These bylaws may be amended in any manner consistent with applicable laws or regulations at any time by a two-thirds vote of the full Board of Directors or by a two-thirds vote of the votes cast by the shareholders of the Corporation at any meeting of shareholders lawfully held.

                            CERTIFICATE OF SECRETARY

          The undersigned does hereby certify that he is the Secretary of ANTICLINE URANIUM, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, and that the foregoing bylaws of such Corporation were duly and regularly adopted as such by the directors of the Corporation at a special meeting of directors held by written consent and made effective September 20, 2001.

          DATED this 20th day of September, 2001.



                                   _____________________________
                                   Terry S. Pantelakis,
                                   Secretary/Treasurer